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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-50130 and 33-71108, and 333-02396 of Key Technology, Inc. on Form S-8 of our report dated November 7, 2002 appearing in the Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 2002.


DELOITTE & TOUCHE LLP

Portland, Oregon
December 18, 2002